As filed with the Securities and Exchange Commission on January 27, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

KRAKacquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1875195
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1455 Adams Dr #1630
Menlo Park, CA 94025
(415) 538-3600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ravikant (Ravi) Tanuku
Chief Executive Officer
c/o KRAKacquisition Corp
1455 Adams Dr #1630
Menlo Park, CA 94025
Telephone: (415) 538-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher J. Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 Tel: (212) 596-9000 Fax: (212) 596-9090	Ilir Mujalovic Harald Halbhuber Allen Overy Shearman Sterling US LLP 599 Lexington Avenue New York, New York 10022 Tel: (212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ⌧ 333-292681

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation By Reference

This Registration Statement on Form S-1 is being filed by KRAKacquisition Corp, a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-292681) (the “Prior Registration Statement”), initially filed by the Registrant on January 12, 2026 and declared effective by the Securities and Exchange Commission on January 27, 2026. This Registration Statement covers the registration of an additional 5,750,000 of the Registrant’s units (including 750,000 units, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any), each consisting of one Class A ordinary share, $0.0001 par value per share, and one-fourth of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, terms and limitations. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

Information Not Required in Prospectus

Item 16.	Exhibit List

Exhibit Number		Description of Exhibit

5.1		Opinion of Ropes & Gray LLP

5.2		Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant.

23.1		Consent of Independent Registered Public Accountant

23.2		Consent of Ropes & Gray LLP (included in Exhibit 5.1)

23.3		Consent of Maples and Calder (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant (included in Exhibit 5.2)

24.1	*	Power of Attorney

107		Filing Fee Table

*
Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-292681), originally filed with the Securities and Exchange Commission on January 12, 2026 and incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, State of California, on the day of January 27, 2026.

KRAKacquisition Corp

By:	/s/ Ravikant Tanuku
Ravikant Tanuku
Chief Executive Officer

***

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ravikant Tanuku	Chief Executive Officer and Director (Principal Executive Officer)	January 27, 2026
Ravikant Tanuku

/s/ Sahil Gupta	Chief Financial Officer (Principal Financial and Accounting Officer)	January 27, 2026
Sahil Gupta

/s/ Boris Revsin	Director	January 27, 2026
Boris Revsin

/s/ Robert Moore	Director	January 27, 2026
Robert Moore

/s/ Andrew Artz	Director	January 27, 2026
Andrew Artz

/s/ Benjamin Davenport	Director	January 27, 2026
Benjamin Davenport

/s/ Joshua Rosenthal	Director	January 27, 2026
Joshua Rosenthal

/s/ Nikita Sachdev	Director	January 27, 2026
Nikita Sachdev

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of KRAKacquisition Corp in the City of Menlo Park, State of California, on the day of January 27, 2026.

By:	/s/ Ravikant Tanuku
Name:	Ravikant Tanuku
Title:	Chief Executive Officer and Director